COPY

PROMISSORY NOTE

$6,400,000.00,
Funding Date: The date funds are wire transferred by Lender

November 17, 2004

FOR VALUE RECEIVED and pursuant to the terms of this Promissory Note ("Note"), the undersigned, **THE GRAND SHELL LANDING, INC.**, a Mississippi corporation ("Maker"), intending to be legally bound, promises to pay to the order of **TEXTRON FINANCIAL CORPORATION**, a Delaware corporation ("Lender", Lender and all subsequent holders of this Note being hereinafter referred to as the "Holder") at 11575 Great Oaks Way, Suite 210, Alpharetta, Georgia 30022, or at such other place as the Holder hereof may designate in writing from time to time, the principal sum of **SIX MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($6,400,000.00)** or so much thereof as may be outstanding hereunder from time to time (the "Loan"), together with interest on the unpaid principal balance of such indebtedness from time to time outstanding, at the rate or rates hereinafter set forth.

1. SECURITY.

The payment of this Note and all interest, fees and charges herein is evidenced and/or secured by, inter alia: (a) a first lien Deed of Trust, Security Agreement and Fixture Filing ("Deed of Trust") from Maker to Lender, encumbering certain real property located in Jackson County, Mississippi, and other collateral described in the Deed of Trust (all such collateral being called the "Property"); (b) an Assignment of Leases, Rents and Contracts assigning the Maker's interest in the leases, rents and contracts from the Property; and (c) certain other documents which by their terms evidence or recite that they have been given as security for this Note or the Loan (all the aforementioned documents shall herein be referred to as "Loan Documents").

2. ADVANCES.

The Loan shall be fully advanced on the Funding Date.

3. INTEREST RATE.

(a) On and after the Funding Date and continuing until maturity or default as hereinafter provided, interest shall accrue and be due monthly in arrears at a variable rate per annum, adjusted monthly (the "Basic Interest Rate") equal to the rate of interest announced, quoted or published by J.P. Morgan Chase & Co. or successor thereto, as its "prime rate" of interest (the "Chase Prime Rate") (which rate is not represented or warranted to be the best or most favored rate of interest charged to Borrower by Holder or by J.P. Morgan Chase & Co.) plus one hundred fifty (150) basis points, which Basic Interest Rate for any given calendar month during the term hereof shall be calculated by using the Chase Prime Rate in effect on the first day of each month during the term hereof. In the event Chase Manhattan Bank, N.A., or successor thereto, shall discontinue announcement of said prime rate, a comparable index designated by Holder shall be used in calculating the Basic Interest Rate.

(b) Interest under this Note shall be calculated based on a three hundred sixty (360) day year having twelve (12) thirty (30) day months; provided, however, that with respect to the month on which the Funding Date occurs, Prepayments (as defined below) and payment in full, interest shall be due for the actual number of days elapsed during each period for which interest is being charged and shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note on the basis of a three hundred sixty five (365) day year.

4. PAYMENTS.

Payments of the amounts due under this Note shall be made in consecutive monthly installments as follows:

(a) **Initial Interest Payment**. All interest that will accrue at the Basic Interest Rate on the principal balance of this Note for the period commencing on the Funding Date and continuing through the last day of the month in which the Funding Date occurs, unless the Funding Date occurs on the first day of any calendar month, shall be paid in advance on the Funding Date.

(b) **Monthly Payments**. Commencing on the first (1st) day of the second full calendar month following the Funding Date, and continuing on the first (1st) day of each and every month thereafter through and including November 1, 2009, payments shall be made in an amount equal to the interest then accrued at the Basic Interest Rate, plus a payment of a portion of the principal balance of this Note (the interest and principal payments are hereinafter collectively referred to as the "Monthly Payment") in an amount based upon a twenty (20) year amortization (the "Amortization Period") of the principal balance of this Note at the Basic Interest Rate multiplied by the "Seasonal Multiplier" for the calendar month in question, as set forth on the "Seasonal Payment Schedule" attached hereto as Exhibit "A" and by this reference incorporated herein. If either the Basic Interest Rate changes or in the event of a Prepayment, the payment amount shall be recalculated based upon (i) the new Basic Interest Rate; (ii) the then outstanding principal balance of this Note; (iii) the number of months remaining in the Amortization Period and (iv) the applicable Seasonal Multiplier. Notwithstanding the above to the contrary: (i) in the event that the first Monthly Payment relates to a month for which the Seasonal Multiplier is less than 1.00, until such time as the Monthly Payment due relates to a month for which the Seasonal Multiplier is 1.00 or greater, such Monthly Payment and all successive Monthly Payments shall be deemed to have a Seasonal Multiplier of 1.00 in order to avoid negative amortization of the Loan; and (ii) in the event that, and for so long as, the product of the Monthly Payment and the applicable Seasonal Multiplier would cause the Loan to negatively amortize, such payments shall be deemed to have a Seasonal Multiplier of 1.00.

(c) **Repayment on Maturity**. On December 1, 2009 (the "Maturity Date"), or on such earlier date as this Note becomes due and payable, whether by acceleration or otherwise, the entire outstanding principal balance hereof, together with accrued but unpaid interest thereon, and all other sums owing to Holder hereunder and under the Loan Documents, shall be due and payable in full. The Maker acknowledges and agrees that the monthly payments of principal provided for in this Note are insufficient to pay the entire principal balance by the

Maturity Date and, therefore, unless sooner paid, this Note contemplates a balloon payment of principal on the Maturity Date.

5. APPLICATION OF PAYMENTS.

All principal, interest and any other amounts due under this Note shall be payable in lawful money of the United States of America at the place or places above stated. All payments shall be credited first to costs and expenses, if any, incurred by Holder in collecting any amounts due hereunder, second to any late payment charges and interest accrued at the Default Rate, third to past due interest, fourth to principal and any other amounts due hereunder or under the Loan Documents.

6. LATE PAYMENT CHARGES.

In the event that a Monthly Payment is not received at the above said address (or at such other place as is designated pursuant to the terms hereof) before the fifteenth (15th) day after the due date thereof, in addition to any other permitted charges hereunder, a one-time late payment fee shall be due and owing to Holder in the amount of four percent (4%) of such Monthly Payment. Each late charge may be collected only one (1) time on a specific payment and no late charge may be collected on a partial payment resulting from the deduction of a late charge from a regularly scheduled payment. Holder shall have no obligation to accept any payments hereunder not accompanied by all outstanding late payment fees. Notwithstanding anything contained herein or in any Loan Documents, this paragraph is not intended to, and shall not, create any grace period or indulgence by Holder with respect to the punctual payment by Maker of all sums owed Holder, nor shall this paragraph in any way hinder, prevent or delay Holder from exercising any remedy which it may have hereunder or under any Loan Documents, or at law or in equity, with respect to Maker's failure to timely make any payment when due. Maker acknowledges that the aforesaid late payment fee is not imposed as a charge for the use of money, but rather is imposed to permit Holder to recoup its administrative charges and other costs in dealing with loans not paid on time, and said late payment fee shall in no way be deemed an interest charge.

7. INTEREST UPON DEFAULT.

In the event that (a) Maker fails to pay when due any payment of principal or interest or any other amount under this Note before the ninth (9th) day after its due date, whether or not by reason of acceleration, or (b) there occurs a default under the Loan Documents which is not cured within the applicable notice period, if any, expressly provided for in the Loan Documents (an event described in (a) or (b) of this Paragraph 7 is called an "Event of Default"), the unpaid principal balance of this Note shall bear interest from the due date thereof until paid at the rate of five percent (5%) per annum in excess of the Basic Interest Rate (the "Default Rate").

8. ACCELERATION.

Upon the occurrence of an Event of Default, the Holder may at its option, in addition to any other remedies to which it may be entitled, declare the total unpaid principal balance of the

indebtedness evidenced hereby, together with all accrued but unpaid interest thereon, any applicable prepayment premium and all other sums owing, immediately due and payable and all such amounts shall thereafter bear interest at the Default Rate (provided, however, the Default Rate shall not accrue on any late charges). All such interest shall be paid at the time of and as a condition precedent to the curing of any Event of Default should Holder, in its sole discretion, allow such default to be cured. TIME IS OF THE ESSENCE IN THIS NOTE.

9. PREPAYMENT.

(a) Prepayment Fees. This Note may not be prepaid at any time, in whole or in part, except as expressly provided in this Section 9. Holder hereby grants Maker the right, upon giving at least thirty (30) days' prior written notice to Holder (which notice, to be effective, shall state the amount to be prepaid), to prepay in full or in part (provided, that no partial prepayment shall be in an amount less than One Hundred Thousand Dollars ($100,000.00), and provided, further, that no partial prepayment shall postpone, reduce or in any way affect any other principal payment due under this Note) the outstanding principal balance hereof (the "Prepayment"), upon the payment a prepayment fee, constituting bargained for consideration for Holder's agreement to permit prepayment as herein provided, in accordance with the following terms:

(i) If this Note is prepaid any time after the Funding Date but on or prior to the last day of the twelfth calendar month after the Funding Date, (such period and each twelve month period thereafter being referred to as a "Loan Year"), three percent (3%) of the Prepayment;

(ii) if this Note is prepaid during the second Loan Year, three percent (3%) of the Prepayment;

(iii) if this Note is prepaid during the third Loan Year, two percent (2%) of the Prepayment;

(iv) if this Note is prepaid during the fourth Loan Year, two percent (2%) of the Prepayment; and

(v) if this Note is prepaid during the fifth Loan Year, one percent (1%) of the Prepayment.

Holder shall have no obligation to accept any Prepayment which is not accompanied by all accrued but unpaid interest on the Note and any and all other sums then owing to Holder hereunder and under any of the Loan Documents. If Maker gives Holder notice of intention to so prepay, then the amount designated for prepayment in Maker's notice of prepayment, together with accrued but unpaid interest (and, in the event of payment in full of this Note, together with all other sums owing to Holder hereunder or under any Security Document), and together with the aforesaid applicable prepayment fee, shall be due and payable on the earlier of the date specified in Maker's notice, or the first (1st) day of the first (1st) month which occurs at least thirty (30) days after Holder receives such notice.

(b) Notwithstanding anything in Section 9(a) above to the contrary, or in this Note or any Loan Documents to the contrary, no prepayment premium shall be charged with respect to the proceeds of any insurance policy or condemnation which are applied by Holder to the principal balance of this Note and any such application of insurance or condemnation proceeds shall be deemed a permitted prepayment hereunder.

(c) Maker expressly agrees that, upon acceleration of the Maturity Date as a result of any Event of Default, including without limitation, any acceleration upon the transfer of any interest in the Property, a tender by Maker or by anyone on behalf of Maker of payment of the amount necessary to satisfy the indebtedness evidenced hereby made at any time prior to or in connection with a foreclosure sale or a sale under a power of sale contained in the Deed of Trust, shall constitute an evasion of the prepayment terms hereof and shall be deemed to be a voluntary Prepayment hereunder. Therefore, Maker shall pay a prepayment premium with any such prepayment in an amount equal to the amount which would have been due as a prepayment premium pursuant to Section 9(a) above; provided; however; that the obligation of Maker to pay a prepayment premium under this Section 9 is expressly made subject to Section 10 below. Maker expressly waives the provisions of any present or future statute or law which prohibits or may prohibit the collection of the foregoing prepayment premium in connection with any such acceleration.

(d) The foregoing prepayment fee represents the reasonable estimate of Holder and Maker of a fair and reasonable compensation for the loss that may be sustained by Holder due to the payment of any of the indebtedness evidenced by this Note prior to the due date thereof stated herein . Such prepayment fee shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder.

10. LIMIT OF VALIDITY.

All agreements between the Maker and the Holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents shall involve transcending the limit of validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any circumstance the Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Maker and the Holder hereof.

11. MISCELLANEOUS

(a) Any remittances hereunder by check or draft shall be credited on the date of receipt subject to the condition that such check or draft may be handled for collection in

accordance with the practice of the collecting bank or banks and any receipt issued therefore shall be void unless the amount due is actually received by Holder hereof. Any remittance hereunder received later than 12:00 noon, E.S.T. shall be credited on the next business day following such receipt.

(b) If interest, principal or other sums owing under this Note are not paid when due, whether at maturity or by acceleration, the Maker promises to pay all costs of collection, including but not limited to, attorneys' fees and all expenses incurred by the Holder in connection with the collection of this Note, the protection or realization of the collateral and enforcement of any guaranty on account of such collection, whether or not suit is filed hereon. Such fees shall include, without limitation, costs and attorneys' fees incurred in any appeal. Any and all references to the payment of attorneys, fees and disbursements herein shall include those incurred before, during and after litigation, whether negotiating, drafting, closing, attempting collection without litigation, investigating and litigating in all trial and appellate levels as well as those incurred in any bankruptcy proceeding and post-judgment proceedings. Attorneys' fees includes fees of paraprofessionals such as paralegals and investigators, administrative costs and all other charges whatsoever billed by counsel to the Holder.

(c) Maker and all sureties, endorsers, guarantors and all other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive presentment for payment, demand and protest and notice of protest, acceleration, or dishonor and non-payment of this Note (other than notices explicitly required pursuant to the terms hereof or the terms of the Loan Documents), and (ii) consent to any extension of time of payment hereof or of any installment hereof, (iii) agree to the release of any party liable for this obligation, and to the release, change or modification of any collateral posted as security for the payment of this Note, and any such extension, modification or release may be made without notice to any of said parties and without in any way affecting or discharging this liability.

(d) No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. The Holder hereof shall at all times have the right to proceed against any portions of collateral held by Holder in such order and in such manner as the Holder may deem fit, without waiving any rights with respect to any other collateral. No delay or omission on the part of Holder hereof in exercising any right or remedy hereunder or the acceptance of one or more installments from any person after a default hereunder or under the Loan Documents shall operate as a waiver of such right or remedy or of any other right or remedy under this Note nor as a waiver of such right or remedy in connection with any future default.

(e) If more than one person has executed this Note or becomes obligated under this Note, the obligations and covenants of each such person shall be joint and several. The release by Holder of any party liable on this Note shall not operate to release any other party liable hereon.

(f) In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall

be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) This Note is to be governed by and construed in accordance with the laws of the State of Mississippi; provided, however, that if the conflict or choice of law rules would choose the law of another State, the Maker hereby waives such rules and agrees that Mississippi substantive, procedural and constitutional law shall nonetheless govern.

(h) All notices hereunder shall be deemed to have been duly given and received if delivered in accordance with the provisions set forth in Section 3.7 of the Deed of Trust; notice provisions contained therein relating to (i) the Grantor thereunder shall be applicable to Maker, and (ii) the Beneficiary thereunder shall be applicable to Holder.

(i) This Note may not be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

(j) The words appearing at the commencement of the paragraphs are included only as a guide to the contents thereof and are not to be considered as controlling, enlarging or restructuring the language or meaning of those paragraphs.

(k) As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

(l) Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Note may, and to the extent permitted by the courts of the State of Mississippi shall be brought in the courts of record of the State of Mississippi in Jackson County or the District Court of the United States, Southern District of Mississippi; (b) consents to the jurisdiction of each such court and any such suit, action or proceedings; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) agrees that service of any court paper may be effected in such manner(s) as may be provided under applicable laws or court rules in the State of Mississippi.

(m) Maker represents and warrants to the Holder that the Loan evidenced by this Note is a commercial loan and is not primarily for personal, family, household or agricultural purposes. Maker represents and warrants to the Holder that the extension of credit evidenced by this Note is exempt from all state and federal truth-in-lending and other disclosure requirements.

12. WAIVER OF JURY TRIAL.

FOR AND IN CONSIDERATION OF LENDERS' ADVANCEMENT OF THE FIRST ADVANCE MAKER, BEING AN EXPERIENCED PARTICIPANT IN SOPHISTICATED REAL ESTATE VENTURES, AND HAVING CONSULTED WITH COUNSEL OF ITS CHOOSING, HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO

ANY ACTION OR PROCEEDING (1) BROUGHT BY THE MAKER, THE HOLDER OR ANY OTHER PERSONS RELATING TO (A) THE LOAN OR (B) THE LOAN DOCUMENTS OR (2) TO WHICH THE HOLDER IS A PARTY. MAKER HEREBY AGREES THAT THIS NOTE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, AND THE MAKER DOES HEREBY CONSTITUTE AND APPOINT THE HOLDER ITS TRUE AND LAWFUL ATTORNEY IN FACT, WHICH APPOINTMENT IS COUPLED WITH INTEREST, AND THE MAKER DOES HEREBY AUTHORIZE AND EMPOWER THE HOLDER, IN THE NAME, PLACE, AND STEAD OF THE MAKER, TO FILE THIS NOTE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. THE MAKER ACKNOWLEDGES THAT ITS WAIVER OF TRIAL BY JURY HAS BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MAKER AS PART OF A BARGAINED FOR LOAN TRANSACTION.

13. **CROSS-DEFAULT.**

Any default, which has not been cured within any applicable grace period or cure period, under any other note, mortgage or other document, evidencing or securing indebtedness of Maker, in favor of Lender or any affiliate of the Lender shall constitute a default hereunder and under the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as a sealed document as of the day and year first above written.

THE GRAND SHELL LANDING, INC.,
a Mississippi corporation

By: [signature]
Name:
Title: PRESIDENT

COPY

Initials

STATE OF MS §
§
COUNTY OF JACKSON §

Personally appeared before me, the undersigned authority in and for the said county and state, on this 30 day of October, 2004, within my jurisdiction, the within named [illegible], who acknowledged that he is the President of THE GRAND SHELL LANDING, INC., a Mississippi corporation, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said limited liability company so to do.

WITNESS my hand, at office, this 30 day of October, 2004.

Notary Public

My Commission Expires: MARCH 4, 2007

Initials